Exhibit 10.1

INCREMENTAL ASSUMPTION AND REFINANCING FACILITY AGREEMENT

dated as of May 14, 2015

relating to the

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 4, 2014,

among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE SUBSIDIARIES OF TRANSDIGM INC. FROM TIME TO TIME PARTY THERETO,

THE LENDERS PARTY THERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

UBS SECURITIES LLC,

BARCLAYS BANK PLC,

RBC CAPITAL MARKETS,

HSBC SECURITIES (USA) INC.

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Bookrunners

and

PNC CAPITAL MARKETS LLC,

as

Manager

INCREMENTAL ASSUMPTION AND REFINANCING FACILITY AGREEMENT dated as of May 14, 2015 (this “Agreement”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower from time to time party thereto, the lenders party thereto (the “Existing Lenders”), and CREDIT SUISSE AG, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).

A. The Borrower has requested that on the 2015 Effective Date (as defined below) the Persons set forth on Schedule I hereto (the “Tranche E Term Lenders”) make term loans in an aggregate principal amount of $1,040,000,000 (the “Tranche E Term Loans”) to the Borrower.

B. The Tranche E Term Lenders are willing to make the Tranche E Term Loans to the Borrower on the 2015 Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings given to them in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. As used herein, the term “2015 Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of this Agreement, (b) the Borrowing of the Tranche E Term Loans hereunder and the use of the proceeds thereof in accordance with the terms of the Credit Agreement and this Agreement, (c) the issuance by the Borrower of its 6.50% senior subordinated notes due 2025 in an initial aggregate principal amount of $450,000,000 and the use of the proceeds thereof, (d) the repayment in full of the outstanding Tranche B Term Loans, together with all accrued interest thereon (the “Tranche B Refinancing”), (e) the consummation of the acquisition by the Borrower of the certain assets of Pexco LLC pursuant to the Asset Purchase Agreement, dated as of April 30, 2015, by and among Pexco LLC, All-West Plastics, Incorporated, and the Borrower (the “Acquisition”) and (f) the payment of fees and expenses incurred in connection with the foregoing (the “Transaction Costs”).

SECTION 2. Term Loan Commitments. (a) Each Tranche E Term Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, to make Tranche E Term Loans to the Borrower on the 2015 Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Tranche E Term Lender’s name on Schedule I hereto. Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed.

(b) The Incremental Term Loan Maturity Date for the Tranche E Term Loans shall be May 14, 2022 and, for purposes of Section 2.08(b) of the Credit Agreement, the Tranche E Term Loans shall amortize as provided in Schedule II hereto. Unless the context shall otherwise require, the Tranche E Term Loans shall constitute “Incremental Term Loans” and, solely with respect to the Tranche C Term Loans and the Tranche D Term Loans, “Other Term Loans”, and the Tranche E Term Lenders shall constitute “Incremental Term Lenders” and “Lenders”, in each case for all purposes of the Credit Agreement and the other Loan Documents; provided, however, that $497,589,824.39 aggregate principal of Tranche E Term Loans (such amount being the amount incurred to effect the Tranche B Refinancing) (the “Refinancing Tranche B Term Loans”) shall be deemed to be Refinancing Term Loans and shall not reduce the Incremental Amount; provided, further, however that the Refinancing Tranche B Term Loans shall have the same terms as the Tranche E Term Loans.

(c) The proceeds of the Tranche E Term Loans shall be used solely (i) to finance the Acquisition and the Tranche B Refinancing and to pay the Transaction Costs and (ii) for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, Permitted Acquisitions.

(d) Unless previously terminated, the commitments of the Tranche E Term Lenders pursuant to Section 2(a) shall terminate upon the making of the Tranche E Term Loans on the 2015 Effective Date.

(e) With respect to the Refinancing Tranche B Term Loans, the initial Interest Period applicable thereto shall be the Interest Period set forth in the notice of borrowing delivered on the 2015 Effective Date pursuant to Section 4(f) of this Agreement.

SECTION 3. Amendments to Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order therein:

“2015 Effective Date” has the meaning assigned to such term in Incremental Assumption Agreement No. 1.

“Incremental Assumption Agreement No. 1” means the Incremental Assumption and Refinancing Facility Agreement dated as of May 14, 2015, relating to this Agreement.

“Tranche E Term Loan Commitments” means the Term Loan Commitments in an aggregate amount of $1,040,000,000 established pursuant to Incremental Assumption Agreement No. 1.

“Tranche E Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2(a) of Incremental Assumption Agreement No. 1.

(b) The definition of “Adjusted LIBO Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “(other than Other Term Loans)” therein with the words “(other than Other Term Loans to the extent expressly provided in the related Incremental Term Loan Assumption Agreement)”.

(c) The definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “and Tranche E Term Loans,” immediately after the words “Tranche B Term Loans” in clause (b) thereof.

(d) The definition of the term “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the words “Tranche E Term Loans,” immediately after the words “Tranche D Term Loans,” therein and (ii) inserting the words “a Tranche E Commitment,” immediately after the words “Tranche D Term Loan Commitment,” therein.

(e) The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, Tranche E Term Loan Commitment” immediately after the words “Tranche D Term Loan Commitment” in clause (a) thereof.

(f) The definition of the term “Term Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” in the first sentence thereof and substituting a comma therefor and (ii) inserting immediately after the words “Tranche D Term Loans” therein the words the “Tranche E Term Loans”.

(g) Section 2.09(d)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) prior to the date that is six months after the 2015 Effective Date, in the case of the Tranche E Term Loans or”

SECTION 4. Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of the Tranche E Term Lenders to make the Tranche E Term Loans shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “2015 Effective Date”):

(a) the Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, Holdings and the Subsidiaries of the Borrower party to the Credit Agreement on the date hereof, (ii) the Agent and (iii) the Tranche E Term Lenders;

(b) at the time of and immediately after giving effect to the making of the Tranche E Term Loans and the application of the proceeds thereof, each of the conditions set forth in Section 4.01(b) and Section 4.01(c) of the Credit Agreement shall be satisfied; provided that, for purposes of the condition set forth in Section 4.01(b), the words “Second Restatement Date” set forth in Section 3.13(a) of the Credit Agreement shall be deemed to be “2015 Effective Date” in each place they appear therein, the words “Second Restatement Transactions” in Section 3.13(a) of the Credit Agreement shall be deemed to be “2015 Transactions”, and the parenthetical in Section 3.13(a) of the Credit Agreement shall be disregarded;

(c) the Consolidated Net Leverage Ratio and the Consolidated Secured Net Debt Ratio, in each case determined as of the 2015 Effective Date after giving effect to the 2015 Transactions, including the making of the Tranche E Term Loans and the application of the proceeds thereof, shall be no greater than 7.25 to 1.00 and 4.25 to 1.00, respectively;

(d) the Agent shall have received a certificate dated as of the 2015 Effective Date and executed by a Financial Officer of the Borrower with respect to the conditions set forth in paragraphs (b) and (c) above;

(e) the Acquisition shall have been consummated or shall be consummated substantially concurrently with the making of the Tranche E Term Loans;

(f) the Agent shall have received a notice of borrowing in accordance with Section 2.03, Section 2.24(a) and 2.26(a) of the Credit Agreement;

(g) the Agent shall have received a solvency certificate in form and substance reasonably satisfactory to the Agent to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the 2015 Transactions, are solvent (within the meaning of Section 3.13 of the Credit Agreement);

(h) the Agent shall have received legal opinions, board resolutions and other closing certificates consistent with those delivered on the Second Restatement Date;

(i) the Agent shall have received, at least one Business Day prior to the 2015 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Agent or any Tranche E Term Lender at least three Business Days prior to the 2015 Effective Date; and

(j) the Agent shall have received all fees and reimbursement of all expenses separately agreed in writing by the Borrower and the arrangers of the Tranche E Term Loans or required by Section 9.03 of the Credit Agreement or by any other Loan Document to be reimbursed by the Borrower on the 2015 Effective Date in connection with this Agreement and the transactions contemplated hereby to the extent invoiced at least one Business Day prior to the 2015 Effective Date.

The Agent shall notify the Borrower and the Lenders of the 2015 Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings and the Borrower represent and warrant to each of the Lenders (including the Tranche E Term Lenders) and the Agent that (a) this Agreement has been duly authorized, executed and delivered by Holdings, the Borrower and the Subsidiaries of the Borrower party hereto, and this Agreement constitutes a legal, valid and binding obligation of Holdings, the Borrower and the Subsidiaries of the Borrower party hereto, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general principles of equity; (b) after giving effect to this Agreement, the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the 2015 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, (i) in each case, such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof and (ii) for purposes of the representation in Section 3.13(a) of the Credit Agreement, the words “Second Restatement Date” in each place set forth therein shall be deemed to be “2015 Effective Date”, the words “Second Restatement Transactions” shall be deemed to be “2015 Transactions” and the parenthetical in Section 3.13(a) of the Credit Agreement shall be disregarded and (c) as of the 2015 Effective Date, after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the borrowing of the Tranche E Term Loans and the use of the proceeds thereof.

SECTION 6. Certain Post-Effectiveness Collateral Obligations. The Borrower shall deliver to the Agent each of the documents, and take each of the actions, specified in Schedule III hereto.

SECTION 7. Effect of Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the 2015 Effective Date, any reference to the Credit Agreement in any Loan Document, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This Agreement shall constitute a “Loan

Document”, an “Incremental Term Loan Assumption Agreement” and a “Refinancing Facility Agreement”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Agreement and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Agreement, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Collateral Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations (including the Tranche E Term Loans); and (c) all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the 2015 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof.

SECTION 9. FATCA Treatment; Tax Forms. (a) For purposes of determining withholding Taxes imposed under FATCA, from and after 2015 Effective Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Tranche E Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(b) The Borrower hereby requests each Foreign Lender to promptly submit duly completed and signed copies of one or more of forms or certificates described in Section 2.16(f)(ii)(A), (B), (C), (D), (E), (F) or (G) of the Credit Agreement and each Foreign Lender agrees that the Borrower’s request is reasonable pursuant to 2.16(f)(iii)(A)(3) of the Credit Agreement.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Agreement to the same extent as if fully set forth herein.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

TRANSDIGM INC.

by	/s/ Sean Maroney
	Name:	Sean Maroney
	Title:	Treasurer

TRANSDIGM GROUP INCORPORATED

by	/s/ Sean Maroney
	Name:	Sean Maroney
	Title:	Treasurer

ACME AEROSPACE, INC.

ADAMS RITE AEROSPACE, INC.

AEROCONTROLEX GROUP, INC.

AEROSONIC LLC

AIRBORNE ACQUISITION, INC.

AIRBORNE GLOBAL, INC.

AIRBORNE HOLDINGS, INC.

AIRBORNE SYSTEMS NA INC.

AIRBORNE SYSTEMS NORTH AMERICA INC.

AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.

AMSAFE - C SAFE, INC.

AMSAFE GLOBAL HOLDINGS, INC.

AMSAFE INDUSTRIES, INC.

AMSAFE, INC.

AP GLOBAL ACQUISITION CORP.

AP GLOBAL HOLDINGS, INC.

ARKWIN INDUSTRIES, INC.

AVIATION TECHNOLOGIES, INC.

AVIONIC INSTRUMENTS LLC

AVIONICS SPECIALTIES, INC.

AVTECHTYEE, INC.

BRIDPORT HOLDINGS, INC.

BRIDPORT-AIR CARRIER, INC.

BRUCE AEROSPACE INC.

BRUCE INDUSTRIES, INC.

CDA INTERCORP LLC

CEF INDUSTRIES, LLC

CHAMPION AEROSPACE LLC

DUKES AEROSPACE, INC.

ELECTROMECH TECHNOLOGIES LLC

HARCO LLC

HARTWELL CORPORATION

MALAYSIAN AEROSPACE SERVICES, INC.

MARATHONNORCO AEROSPACE, INC.

MCKECHNIE AEROSPACE DE, INC.

MCKECHNIE AEROSPACE HOLDINGS, INC.

MCKECHNIE AEROSPACE INVESTMENTS, INC.

MCKECHNIE AEROSPACE US LLC

SCHNELLER HOLDINGS LLC

SCHNELLER LLC

SEMCO INSTRUMENTS, INC.

SHIELD RESTRAINT SYSTEMS, INC.

SKURKA AEROSPACE INC. TELAIR INTERNATIONAL LLC TELAIR US LLC TEXAS ROTRONICS, INC. TRANSICOIL LLC WHIPPANY ACTUATION SYSTEMS, LLC

by	/s/ Sean Maroney
	Name:	Sean Maroney
	Title:	Treasurer

BRIDPORT ERIE AVIATION, INC.

by	/s/ Sean Maroney
	Name:	Sean Maroney
	Title:	President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Tranche E Term Lender and as Agent

by	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

by	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

SCHEDULE I

Tranche E Term Loans

Tranche E Term Lender	Tranche E Term Loan Amount
Credit Suisse AG, Cayman Islands Branch	$1,040,000,000

TOTAL	$1,040,000,000

SCHEDULE II

Tranche E Term Loan Amortization

DATE	SCHEDULED TRANCHE E TERM LOAN REPAYMENTS
June 30, 2015	$2,475,000
September 30, 2015	$2,475,000
December 31, 2015	$2,475,000
March 31, 2016	$2,475,000
June 30, 2016	$2,475,000
September 30, 2016	$2,475,000
December 31, 2016	$2,475,000
March 31, 2017	$2,475,000
June 30, 2017	$2,475,000
September 30, 2017	$2,475,000
December 31, 2017	$2,475,000
March 31, 2018	$2,475,000
June 30, 2018	$2,475,000
September 30, 2018	$2,475,000
December 31, 2018	$2,475,000
March 31, 2019	$2,475,000
June 30, 2019	$2,475,000
September 30, 2019	$2,475,000
December 31, 2019	$2,475,000
March 31, 2020	$2,475,000
June 30, 2020	$2,475,000
September 30, 2020	$2,475,000
December 31, 2020	$2,475,000
March 31, 2021	$2,475,000
June 30, 2021	$2,475,000
September 30, 2021	$2,475,000
December 31, 2021	$2,475,000
March 31, 2022	$2,475,000
Tranche E Term Loan Maturity Date	Remainder

SCHEDULE III

Post-2015 Effective Date Obligations

1.	Within 45 days after the 2015 Effective Date (or such later date that the Agent in its reasonable discretion may permit), the Agent shall have received the deliverables as required by Section 5.11 of the Credit Agreement with respect to the following entity:
a.	Pexco Aerospace, Inc.

2.	Within 90 days after the 2015 Effective Date (or such later date that the Agent in its reasonable discretion may permit), with respect to the below described Mortgaged Properties, the Agent shall have received (i) an amendment to the applicable Existing Mortgage in form and substance reasonably satisfactory to the Agent, (ii) evidence that a counterpart of such amendment to the Existing Mortgage has been recorded (or delivered to the appropriate Title Insurance Company subject to arrangements reasonably satisfactory to the Agent for recording promptly thereafter in the place necessary, in the Agent’s reasonable judgment, to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Secured Parties), (iii) a “date-down” endorsement to the existing Title Insurance Policy, which shall amend the description therein of the insured Existing Mortgage to include the amendment of the Existing Mortgage, and otherwise be in form and substance reasonably satisfactory to the Agent, (iv) a favorable opinion of counsel in the state in which such parcels of real property are located with respect to the enforceability of said amendment of the Existing Mortgage and such other opinions as Agent shall reasonably request, all in form and substance and from counsel reasonably satisfactory to the Agent and (v) such other information, documentation, and certifications (including evidence of flood insurance as may be required by applicable law) as may be reasonably required by the Agent, in each case with respect to the following Mortgaged Properties:

a.	5000 Triggs Street, Los Angeles, CA 90022

b.	900 South Richfield Road, Placentia, CA 92870

c.	9810 6th Street, Rancho Cucamonga, CA 91730

d.	450 Goolsby Blvd., Deerfield, FL 33442

e.	320 S. Church Street, Addison, IL 60101-3750

f.	2600 South Custer Ave., Wichita, KS 67217

g.	1414 Randolph Avenue, Avenel, NJ 07001

h.	313 Gillett Street, Painesville, OH 44077

i.	4223 Monticello Blvd., South Euclid, OH 44121

j.	1230 Old Norris Road, Liberty, SC 29657

k.	8301 Imperial Drive, Waco, TX 76712

l.	1043 North 47th Ave., Phoenix, AZ 85043-1817

m.	6019 Powdermill Road, Franklin Twp., Kent, OH 44240-7109

3.

Within 90 days after the 2015 Effective Date (or such later date that the Agent in its reasonable discretion may permit), with respect to the property known as 3405 S. 3rd Ave., Union Gap, WA 98903, the Agent shall have received (i) a Mortgage in form and substance reasonably satisfactory to the Agent granting and creating a lien on such property, (ii) evidence that such Mortgage has been recorded (or delivered to the appropriate Title Insurance Company subject to arrangements reasonably satisfactory to the Agent for recording promptly thereafter in the place(s) necessary to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the other Secured Parties), (iii) a Title Insurance Policy naming the Agent as the insured party and otherwise in an amount and in form and substance reasonably satisfactory to the Agent, together with such endorsements thereto as the Agent shall reasonably require, (iv) a favorable opinion of local counsel in the state where the property is located with respect to the enforceability of said Mortgage and such other opinions as Agent shall reasonably request, all in form and substance and from counsel reasonably satisfactory to the Agent and (v) such other information, documentation, certifications (including evidence of flood insurance as may be required by applicable law and a survey) as may be reasonably required by the Agent.